UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 3, 2006

Date of Report (Date of earliest event reported)
SYNAPTICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49602	77-0118518
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
3120 SCOTT BLVD.
SUITE 130
SANTA CLARA, CALIFORNIA
95054

(Address of Principal Executive Offices) (Zip Code)
(408) 454-5100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On April 3, 2006, we entered into a Change of Control Severance Agreement with Thomas Tiernan, our recently appointed Senior Vice President and General Manager. A copy of the agreement is filed herewith as Exhibit 10.23. The agreement becomes effective upon a change of control of our company as defined in the agreement. Under the agreement, Mr. Tiernan agreed to remain employed by our company or its successor for a rolling one-year period after a change of control upon the same terms and conditions that existed immediately prior to the change of control, and to refrain from competing with our company during the term of employment and while any severance payments are being made. The agreement provides for the payment by our company, for one year after termination of employment by our company without good cause or by Mr. Tiernan for good reason, as defined in the agreement, or by Mr. Tiernan for any reason during the 30-day period following the first anniversary of the change of control, of compensation equal to the greater of the average of his base salary and bonus for the two years prior to such termination or his base salary and targeted bonus for the fiscal year in which such termination occurs. In the case of such termination, the agreement also provides for the continuation of insurance coverage on Mr. Tiernan and Mr. Tiernan’s family for one year. In addition, the agreement provides for the continuation of base salary payments and benefit coverage for his family for a period of 12 months after his death and for the payment in the event of disability of a lump sum equal to the greater of the average of his base salary and bonus for the two fiscal years prior to such termination or his base salary and targeted bonus for the fiscal year in which such termination occurs. The agreement provides that, in the event of a change of control, 50% of unvested options vest immediately and the remaining 50% of unvested options vest immediately if Mr. Tiernan is terminated by our company without good cause or by Mr. Tiernan for good reason. All vested options, including those vesting under the terms of the agreement, will be exercisable during their full term in the event of a change of control.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit
Number	Description
10.23	Change of Control Severance Agreement entered into by Thomas Tiernan as of April 3, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: April 3, 2006	By:	/s/ Russell J. Knittel
Russell J. Knittel
Senior Vice President, Chief Financial Officer, Chief Administrative Officer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.23	Change of Control Severance Agreement entered into by Thomas Tiernan as of April 3, 2006